Exhibit No. 23.1
                     Consent of Demetrius & Company, L.L.C.

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on form 10-Sb of our report dated October 18, 2000, on our audits of the consolidated financial statements of Electronic Control Security, Inc. We also consent to the references to our firm under the caption "Experts".


/s/ DEMETRIUS & COMPANY, L.L.C.

Wayne, New Jersey
February 16, 2001